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                                                                   EXHIBIT 10.48

                             OPTION POOL AGREEMENT

     THIS OPTION POOL AGREEMENT (this "AGREEMENT") is entered into effective December 21, 2001 (the "EFFECTIVE DATE") by and between Industrial Data Systems Corporation, a Nevada corporation (together with its existing and future subsidiaries, "IDS" or the "COMPANY"), and Alliance 2000, Ltd., a Texas limited partnership ("ALLIANCE").

                                    RECITALS

     Alliance and IDS desire to provide an incentive for key employees of IDS to remain in the service of IDS, to extend to them the opportunity to acquire a proprietary interest in IDS so that they will apply their best efforts for the benefit of IDS, and to aid IDS in attracting able persons to enter the service of IDS;

     Alliance has agreed, in accordance with the terms of that certain Agreement and Plan of Merger dated July 31, 2001, to give certain employees of Petrocon and certain current and future employees of IDS an option to acquire up to 2,600,000 shares of the common stock, par value $.001 per share (the "COMMON STOCK"), of IDS held by Alliance in accordance with the terms of this Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1. Option Pool. Alliance hereby agrees to hold 2,600,000 shares of Common Stock, (the "OPTION SHARES") and to grant options (the "ALLIANCE OPTIONS") to acquire the Option Shares, in such amounts and to such persons as are determined from time to time from the Effective Date until the Termination Date (as defined below) by the mutual agreement of the General Partner of Alliance and the Shareholder Representative of the Significant PEI Shareholders as those terms are defined in that certain Voting Agreement dated of even date herewith by and between the Significant PEI Shareholders and Michael L. Burrow in his capacity as the Shareholder Representative. If any of the options granted pursuant to this Agreement lapse prior to their exercise, then the General Partner of Alliance and the Shareholder Representative shall determine, by mutual agreement, the persons and the amounts in which further options shall be granted; provided however, at no time shall the Alliance Options (including any Alliance Options which have been exercised) exceed the right to acquire 2,600,000 shares of Common Stock. This Agreement shall terminate on December 21, 2006 (the "TERMINATION DATE").

     2. Option Agreements. The options shall be granted pursuant to option agreements in the form of the agreement set forth on Exhibit A and no changes may be made in the form or substance of the Option Agreements without the prior written consent of Alliance and the Company.

     3. Reclassification. If IDS at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities covered by the Option Pool into the same or a different number of securities of any class or classes, or a dividend or other distribution is issued with respect to the Option Shares, this Agreement shall thereafter represent a right to grant options with respect to such number and kind of securities and the dividend or other distribution as were issued as the result of such change.

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        4. Miscellaneous.

           (a) Binding. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. There are no third party beneficiaries to this Agreement, and the only entitlement to receive an option hereunder shall be obtained by the grant of an actual option agreement. THIS AGREEMENT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW PRINCIPLES THAT DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT STATE. Venue for any disputes arising under this Agreement shall be in Harris County, Texas, and the parties agree to submit such disputes to the state and federal courts therein.

           (b) Restrictions. Alliance agrees that it shall, at all times, retain at least the number of shares for which options have been granted or may be granted hereunder, and that it shall not sell or transfer shares of Common Stock to the extent such sale or transfer would reduce the number of Shares that it holds to fewer shares than are redeemable hereunder.

           (c) Waivers and Amendments. This Agreement and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought; provided that any agreement on the part of IDS to amend this Agreement must be approved by a majority of the disinterested directors of IDS.

           (d) Assignment and Transferability. This Agreement may not be assigned or transferred to any person or entity without the consent of the other parties.

           (e) Legend on Share Certificates. The certificates representing the Option Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (I) AN OPTION POOL AGREEMENT TO WHICH THE COMPANY IS A PARTY AND (II) OPTION AGREEMENTS GRANTING CERTAIN INDIVIDUALS RIGHTS TO PURCHASE SOME OR ALL OF SUCH SHARES. COPIES OF THE OPTION POOL AGREEMENT AND THE OPTION AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

           (f) Counterparts; Facsimile Signatures, Etc. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.


                                          ALLIANCE 2000, LTD.,
                                          a Texas limited partnership



                                          By:
                                              ---------------------------------
                                              William A. Coskey, General Partner

                                          By:
                                              ----------------------------------
                                              Hulda Coskey, General Partner


                                          INDUSTRIAL DATA SYSTEMS CORPORATION,
                                          a Nevada corporation



                                          By:
                                              ---------------------------------
                                              William A. Coskey, President

                                          Address:  600 Century Plaza Drive,
                                                    Building 140
                                                    Houston, Texas 77073

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                                   EXHIBIT A

                            FORM OF OPTION AGREEMENT



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